Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

September 16, 2005

POZEN Inc.

1414 Raleigh Road

Suite 400

Chapel Hill, NC 27517

RE:	Registration Statement on Form S-3 (333-112461)

Ladies and Gentlemen:

We have acted as counsel for POZEN Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (333-112461) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offering and sale from time to time, as set forth in the prospectus contained in the Registration Statement, as it may be supplemented from time to time (the “Prospectus”), of up to 8,540,000 shares (the “Shares”) of Common Stock, par value $.001 per share (the “Common Stock”), consisting of 8,000,000 shares to be sold by the Company (the “Company Shares”) and 540,000 shares of Common Stock to be sold by selling stockholders named in the Prospectus (the “Stockholder Shares”). All of the shares to be sold by the Company are authorized but heretofore unissued. We have been informed that the shares to be sold by the selling stockholders are issued and outstanding.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”); (c) the Company’s Amended and Restated Bylaws (the “Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute and stock books; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•	the issuance and sale of Shares to be offered by the Company from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Shares are offered and issued as contemplated by the Registration Statement; and

•	all Shares will be issued and sold in compliance with applicable federal and state securities laws.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and (i) when issued and sold by the Company in accordance with a Corporate Action and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) the Stockholders Shares have been validly issued, fully paid and non-assessable.

POZEN Inc.

September 16, 2005

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP